Exhibit 99.B(14)(a)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated April 14, 2008, with respect to the financial statements of Liberty Life Assurance Company of Boston, and April 18, 2008, with respect to the financial statements of LLAC Variable Account, in the Post-Effective Amendment No. 11 to the Registration Statement (Form N-6 No. 333-76931) and related Prospectus of LLAC Variable Account.

Boston, Massachusetts

April 25, 2008